EXHIBIT 12.2--Statement Regarding Computation of Ratio of Earnings to Fixed Charges

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Crain Industries, Inc.                                Fiscal Years Ended            Four Months
----------------------                      --------------------------------------     ended      Year ended    Period ended
                                              August 27,  August 26,    August 25,  December 31,  December 31,  December 23,
                                                 1993        1994          1995         1995        1996            1997
                                               -------      -------      --------     --------     -------         -------
                                                      (Dollars in thousands, except ratios)
Ratio of earnings to fixed charges
Consolidated pretax income (loss)
  from continuing operations ...........       $ 5,020      $16,544      $  9,556     $   (155)    $   991         $ (3,291)
Interest ...............................         2,016        2,564         3,431        5,753      16,459           17,670
Interest portion of rental expense .....         1,995        2,342         2,451        1,000       3,095            3,231
                                               -------      -------      --------     --------     -------         --------
Earnings ...............................       $ 9,031      $21,450      $ 15,438     $  6,598     $20,545         $ 17,610
                                               =======      =======      ========     ========     =======         ========
Interest ...............................       $ 2,016      $ 2,564      $  3,431     $  5,753     $16,459         $ 17,670
Interest portion of rental expense .....         1,995        2,342         2,451        1,000       3,095            3,231
                                               -------      -------      --------     --------     -------         --------
Fixed charges ..........................       $ 4,011      $ 4,906      $  5,882     $  6,753     $19,554         $ 20,901
                                               =======      =======      ========     ========     =======         ========
Ratio of earnings to fixed charges .....          2.25x        4.37x         2.62x          --        1.05x              --
Deficiency .............................            --           --            --     $   (155)         --         $ (3,291)
                                               =======      =======      ========     ========     =======         ========
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